EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement Nos. 33-23055, 33-33791, 33-40787, 33-53375, 33-58367, 33-64115, 333-11885, 333-16091, 333-46089, 333-59238, 333-108052 and 333-118235 on Form S-8, Registration Statement Nos. 333-23559, 333-38193 and 333-104019 on Form S-3 and the related Prospectuses, and this Annual Report (Form 10-K) of our report dated November 3, 2004, with respect to the consolidated financial statements of Becton, Dickinson and Company included in the 2004 Annual Report to Shareholders of Becton, Dickinson and Company.

      Our audits also included the financial statement schedule of Becton, Dickinson and Company listed in Item 15(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG, LLP Ernst & Young, LLP

New York, New York
December 10, 2004